Exhibit 99.1

Applied DNA Reports Second Quarter Fiscal 2023 Financial Results and Provides Corporate Update

- linearDNA™ Gaining Momentum as a Differentiated DNA Template for mRNA Production, Company Identifies Early Development-Stage Acquisition

Target to Potentially Expand Commercial Advantages -

- Balance of CY23 Set Up for Multiple Value Inflection Points -

- Conference Call/Webcast Scheduled for Today at 4:30 PM ET -

STONY BROOK, N.Y. - May 11, 2023 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for the second quarter of fiscal 2023 ended March 31, 2023.

Commenting on the Company’s quarterly performance, Dr. James A. Hayward, president and CEO, stated, “We made steady progress in the execution of our long-term business plan that is centered on the enzymatic production of DNA via PCR for biotherapeutic applications while concurrently managing for a cessation in COVID-19 testing demand by our primary customer. Our current cash position and ongoing focus on cost management should enable us to absorb a short-term increase in cash burn while continuing to execute on key priorities that set us up for multiple value-driving milestones in the coming quarters.”

Continued Dr. Hayward, “It has never been clearer that the future of genetic medicine is best served by the enzymatic production of DNA. The biotherapeutics industry is showing strong enthusiasm for alternatives to conventional plasmid DNA production to address critical bottlenecks impacting the growth of nucleic acid-based therapies. We believe we are among the few in the marketplace that can deliver commercial quantities of enzymatically produced DNA with the speed, scale, quality, and cost demanded by genetic medicine customers. Our initial focus on DNA IVT templates for mRNA production is starting to bear fruit, with feedback from initial customer evaluation-scale deliveries of linearDNA™ affirming that it is well suited to empower the manufacture of mRNA-based therapies. Building on these early successes, we have identified an acquisition target within the mRNA value chain that we believe can significantly increase our total addressable market with better economics than linearDNA IVT templates alone. Our future in biotherapeutics has never been more promising.”

Recent Highlights and Anticipated Milestones

Biotherapeutics:

•	The Company introduced more efficient production methods and secured orders from new customers to evaluate linearDNA as an IVT template for mRNA production. New customers range from pre/clinical-stage therapy developers to Big Pharma.

•	The Company is on track to deliver cGMP-quality linearDNA production of IVT templates by the end of calendar 2023 at quality specifications that customers will require for clinical use. cGMP-quality production will enable the Company, for the first time, to deliver the benefits of non-plasmid IVT templates at every stage of mRNA therapy development, from research and development through the clinic and into commercial production.

•	The Company has identified an acquisition target that it believes will deliver substantial commercial advantages to its LinearDNA™ platform for mRNA production. The Company believes that combining the target’s IP, assets, know-how, and the LinearDNA platform gives the Company broader coverage of the mRNA production value chain and a higher total addressable market with improved economics for customers and the Company. The Company anticipates closing on the acquisition in the fiscal quarter ending June 30. No assurance can be given that the contemplated acquisition will be completed.

Clinical Laboratory Services:

•	The Company submitted a validation package to the New York State Department of Health (NYSDOH) in support of approval for a pharmacogenomics (PGx) assay as a laboratory-developed test. The Company anticipates approval of the assay in the coming months with which to launch its population-scale PGx testing service. The Company’s differentiated business model for PGx is centered on institutional payers while avoiding the billing of third-party insurers, which is the model we successfully executed for our COVID-19 testing.

Supply Chain Traceability:

•	The Company continues to add CertainT® authenticity platform customers for source verification testing (non-DNA tagging), with demand being driven by the implementation of the Uyghur Forced Labor Prevention Act (UFLPA) that requires importers of cotton-based goods into the U.S. market to prove that said goods do not originate in China’s Xinjiang region or have not benefitted from forced labor. Source verification testing is a low-rate testing service positioned to build demand for recurring, high-margin, high-dollar-value contracts for DNA tagging;

•	The Company is currently pursuing DNA tagging business development opportunities with apparel manufacturers and upstream supply chain participants, the latter offering the potential for a recurring revenue stream untethered from cotton ginning season cyclicality.

Second Quarter Fiscal 2023 Financial Highlights:

•	Total revenues were $4.4 million for the three-month period ended March 31, 2023, as compared to $6.1 million for the same period in the prior fiscal year. The decrease in revenue of approximately $1.7 million was primarily due to a decline in COVID-19 testing revenue of $1.5 million.

•	Gross profit for the three-month period ended March 31, 2023, was $1.8 million compared to $2.5 million for the three-month period ended March 31, 2022. The gross profit percentage remained consistent at 41% and 40% for the three-month periods ended March 31, 2023, and 2022, respectively.

•	Total operating expenses were $4.5 million for the second quarter of fiscal 2023, compared to $4.6 million for the second quarter of fiscal 2022. The decrease in operating expenses of $131 thousand resulted from a decrease in research and development expenses of $81 thousand and $50 thousand in selling, general and administrative expenses during the three-month period ended March 31, 2023.

•	Operating loss was $2.7 million compared to $2.2 million for the three months ended March 31, 2023, and 2022, respectively.

•	Excluding non-cash expenses, Adjusted EBITDA was a negative $2.1 million for the second quarter of fiscal 2023 compared to a negative $1.6 million for the same period in fiscal 2022.

•	Cash and cash equivalents stood at $12.3 million on March 31, 2023, compared with $15.2 million as of December 31, 2022.

Second Quarter Fiscal 2023 Conference Call Information

The Company will hold a conference call and webcast to discuss its second quarter of fiscal year 2023 financial results on Thursday, May 11, 2023, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	Canadian callers (toll free): 866-605-3852

•	International callers: 412-317-6798

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=MRM611FN

Telephonic replay (available 1 hour following the conclusion of the live call through May 18, 2023):

•	Domestic callers (toll free): 1-877-344-7529
•	Canadian callers (toll free): 1-855-669-9658
•	Participant Passcode: 6050560

An accompanying slide presentation will be embedded in the webcast (live and replay) and can also be accessed in the ‘Company Events' section of the 'News & Events' tab of the Applied DNA investor relations website at https://investors.adnas.com/

Information about Non-GAAP Financial Measures

As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

"EBITDA"- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

"Adjusted EBITDA"- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company's common stock is listed on NASDAQ under ticker symbol 'APDN,' and its publicly traded warrants are listed on OTC under ticker symbol 'APPDW.'

Forward-Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from any diagnostic or genetic testing contract, limited market acceptance for its supply chain security products and services, whether any of Applied DNA's or its customers therapeutic candidates utilizing the linearDNA platform will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (FDA),  the U.S. Department of Agriculture (USDA)  or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval as therapeutic products from the FDA, the USDA or equivalent foreign regulatory agencies, the unknown duration of the COVID-19 public health emergency, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, the fact that although an acquisition target has been identified, there is no certainty that such proposed acquisition will ever be completed, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including its  Annual Report on Form 10-K filed on December 14, 2022, as amended,  its 10-Q filed on February 9, 2023, and May 11, 2023, and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$12,287,228	$15,215,285
Accounts receivable, net of allowance of $40,831 and $330,853 at March 31, 2023 and September 30, 2022, respectively	1,967,710	3,067,544
Inventories	366,085	602,244
Prepaid expenses and other current assets	758,530	1,058,056
Total current assets	15,379,553	19,943,129

Property and equipment, net	1,575,309	2,222,988
Other assets:
Restricted cash	750,000	—
Right of use asset	1,470,615	—
Deposits	—	98,997
Total assets	$19,175,477	$22,265,114

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,895,578	$3,621,751
Lease liability, current	476,502	—
Deferred revenue	283,298	563,557
Total current liabilities	3,655,378	4,185,308

Long term accrued liabilities	31,467	31,467
Lease liability, long term	994,111	—
Warrants classified as a liability	4,526,300	5,139,400
Total liabilities	9,207,256	9,356,175

Commitments and contingencies (Note F)

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of March 31, 2023 and September 30, 2022, 12,908,520 shares issued and outstanding as of March 31, 2023 and September 30, 2022	12,909	12,909
Additional paid in capital	305,751,360	305,399,008
Accumulated deficit	(295,755,117)	(292,500,088)
Applied DNA Sciences, Inc. stockholders’ equity	10,009,152	12,911,829
Noncontrolling interest	(40,931)	(2,890)
Total equity	9,968,221	12,908,939

Total liabilities and equity	$19,175,477	$22,265,114

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenues
Product revenues	$297,454	$408,351	$813,850	$1,234,662
Service revenues	169,058	248,690	401,119	387,963
Clinical laboratory service revenues	3,941,102	5,490,242	8,455,397	8,690,364
Total revenues	4,407,614	6,147,283	9,670,366	10,312,989

Cost of product revenues	369,563	469,981	734,941	904,910
Cost of clinical laboratory service revenues	2,230,616	3,188,817	4,750,307	5,810,456
Total cost of revenues	2,600,179	3,658,798	5,485,248	6,715,366

Gross profit	1,807,435	2,488,485	4,185,118	3,597,623

Operating expenses:
Selling, general and administrative	3,522,715	3,572,680	6,148,072	8,308,299
Research and development	988,744	1,070,041	1,960,048	2,150,137
Total operating expenses	4,511,459	4,642,721	8,108,120	10,458,436

LOSS FROM OPERATIONS	(2,704,024)	(2,154,236)	(3,923,002)	(6,860,813)

Interest income	3,639	5,540	7,325	5,813
Transaction cost allocated to warrant liabilities	—	(391,335)	—	(391,335)
Unrealized gain on change in fair value of warrants classified as a liability	3,250,900	782,500	613,100	782,500
Other income (expense), net	661	(2,266)	9,507	(16,873)

Income (loss) before provision for income taxes	551,176	(1,759,797)	(3,293,070)	(6,480,708)

Provision for income taxes	—	—	—	—

NET INCOME (LOSS)	$551,176	$(1,759,797)	$(3,293,070)	$(6,480,708)

Less: Net loss attributable to noncontrolling interest	37,167	1,112	38,041	257
NET INCOME (LOSS) attributable to Applied DNA Sciences, Inc.	$588,343	$(1,758,685)	$(3,255,029)	$(6,480,451)
Deemed dividend related to warrant modification	—	110,105	—	110,105
NET INCOME (LOSS) attributable to common stockholders	$588,343	$(1,868,790)	$(3,255,029)	$(6,590,556)
Net income (loss) per share attributable to common stockholders-basic and diluted	$0.05	$(0.23)	$(0.25)	$(0.85)

Weighted average shares outstanding- basic and diluted	12,908,520	8,084,680	12,908,520	7,783,747

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended March 31,
	2023	2022
Net Income (loss)	$551,176	$(1,759,797)
Interest income	(3,639)	(5,540)
Depreciation and amortization	344,504	320,864
Unrealized gain on change in fair value of warrants classified as a liability	(3,250,900)	(782,500)
Transaction costs allocated to warrant liabilities	-	391,335
Stock based compensation expense	258,604	272,915
Total non-cash items	(2,651,431)	197,074
Consolidated Adjusted EBITDA loss (non-GAAP)	$(2,100,255)	$(1,562,723)

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